Exhibit 99(n)

Consent of Independent Registered Public Accounting Firm

The Board of Trustees and Shareholders of
Steben Select Multi-Strategy Master Fund:

We consent to the use of our report dated May 26, 2017 on the financial statements of Steben Select Multi-Strategy Master Fund, incorporated by reference herein.

/s/ KPMG LLP
Columbus, Ohio
July 26, 2017